Asset Backed Securities
BancCap

Encore Credit
480 records

Selection Criteria: Encore Credit
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 480
Aggregate Scheduled Principal Balance: 115,877,993.46
Minimum Scheduled Balance: 50,832.09
Maximum Scheduled Balance: 621,832.76
Average Scheduled Balance: 241,412.49
Aggregate Original Principal Balance: 116,104,100.00
Minimum Original Balance: 51,000.00
Maximum Original Balance: 624,000.00
Average Original Balance: 241,883.54
Fully Amortizing Loans (NON BALLOON): 81.55
1st Lien: 100.00
Weighted Average Gross Coupon: 7.024
Minimum Coupon: 5.490
Maximum Coupon: 10.100
Weighted Average Original Term: 359
Minimum Original Term: 120
Maximum Original Te rm: 360
Weighted Average Stated Remaining Term: 355
Minimum Remaining Term: 116
Maximum Remaining Term: 356
Weighted Average Margin (ARM only): 5.831
Minimum Margin: 3.710
Maximum Margin: 6.990
Weighted Average Max Rate: 14.045
Minimum Max Rate: 12.490
Maximum Max Rate: 16.990
Weighted Average Min Rate: 7.044
Minimum Min Rate: 5.490
Maximum Min Rate: 9.990
Weighted Average Loan-to-Value: 79.45
Low LTV: 45.52
High LTV: 100.00
LTV = 80: 42.43
LTV > 80: 24.93
Weighted Average Fico: 634
Min FICO: 503
Max FICO: 785
Top 5 States: CA(51%),IL(11%),FL(6%),MD(6%),VA(5%)
% Silent Second: 34.36
WA Months to Next Adjustment Date: 20
WA CLTV: 86.20

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1 /29 ARM	8	1,903,600.35	1.64	356	6.953	619	79.50
2 /28 ARM	130	24,917,820.59	21.50	356	7.418	629	78.87
2 /28 ARM - 40Yr Balloon	77	21,379,180.22	18.45	356	6.956	625	77.58
2 /28 ARM (IO)	145	41,556,225.39	35.86	356	6.865	645	81.38
3 /27 ARM	4	1,085,085.13	0.94	355	7.991	666	85.42
3 /27 ARM (IO)	11	2,903,230.91	2.51	355	6.744	616	81.24
5 /25 ARM	1	231,332.37	0.20	356	6.640	717	90.00
6 Month Libor ARM	1	306,110.54	0.26	355	7.790	653	80.00
Fixed	83	15,299,994.29	13.20	351	7.016	621	76.67
Fixed (IO)	20	6,295,413.67	5.43	355	6.731	658	79.80
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	45	3,594,150.00	3.10	349	7.955	607	76.87
100,000.01 - 150,000.00	77	9,653,345.00	8.31	354	7.534	624	79.27
150,000.01 - 200,000.00	80	14,191,116.00	12.22	353	7.076	621	78.44
200,000.01 - 250,000.00	74	16,473,192.00	14.19	356	7.055	629	79.74
250,000.01 - 300,000.00	69	19,115,361.00	16.46	356	6.984	626	78.26
300,000.01 - 350,000.00	50	16,398,791.00	14.12	355	6.848	646	78.74
350,000.01 - 400,000.00	32	12,068,580.00	10.39	355	6.892	642	80.58
400,000.01 - 450,000.00	20	8,471,782.00	7.30	355	6.891	640	80.25
450,000.01 - 500,000.00	28	13,328,583.00	11.48	356	6.806	642	81.59
500,000.01 - 550,000.00	3	1,565,200.00	1.35	356	7.196	741	84.96
600,000.01 - 650,000.00	2	1,244,000.00	1.07	356	6.645	669	76.91
Total:	480	116,104,100.00	100.00	355	7.024	634	79.45

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
50,000.01 - 100,000.00	45	3,582,389.15	3.09	349	7.955	607	76.87
100,000.01 - 150,000.00	77	9,629,270.83	8.31	354	7.534	624	79.27
150,000.01 - 200,000.00	80	14,151,512.10	12.21	353	7.076	621	78.44
200,000.01 - 250,000.00	74	16,442,860.74	14.19	356	7.055	629	79.74
250,000.01 - 300,000.00	69	19,076,237.21	16.46	356	6.984	626	78.26
300,000.01 - 350,000.00	50	16,366,336.85	14.12	355	6.848	646	78.74
350,000.01 - 400,000.00	32	12,048,619.07	10.40	355	6.892	642	80.58
400,000.01 - 450,000.00	20	8,456,341.66	7.30	355	6.891	640	80.25
450,000.01 - 500,000.00	28	13,317,835.18	11.49	356	6.806	642	81.59
500,000.01 - 550,000.00	3	1,565,200.00	1.35	356	7.196	741	84.96
600,000.01 - 650,000.00	2	1,241,390.67	1.07	356	6.645	669	76.91
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
61 - 120	1	50,832.09	0.04	116	7.690	595	59.77
121 - 180	2	230,378.27	0.20	175	7.835	634	79.26
181 - 240	1	118,372.24	0.10	236	7.900	663	80.00
301 - 360	476	115,478,410.86	99.66	356	7.021	634	79.46
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

Minimum: 116
Maximum: 356
Weighted Average: 355

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	1	292,299.01	0.25	354	5.490	639	90.00
5.500 - 5.999	10	2,874,693.25	2.48	354	5.876	653	81.87
6.000 - 6.499	75	21,221,091.34	18.31	355	6.311	628	78.42
6.500 - 6.999	158	42,911,640.61	37.03	356	6.751	641	79.35
7.000 - 7.499	95	23,485,510.81	20.27	356	7.251	634	80.49
7.500 - 7.999	80	15,265,053.21	13.17	351	7.744	632	78.83
8.000 - 8.499	35	6,124,259.17	5.29	356	8.206	623	79.25
8.500 - 8.999	20	3,194,978.48	2.76	356	8.830	612	79.96
9.000 - 9.499	2	194,579.77	0.17	356	9.122	629	83.05
9.500 - 9.999	3	262,977.29	0.23	356	9.795	580	76.65
10.000 - 10.499	1	50,910.52	0.04	356	10.100	680	85.00
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

Minimum: 5.490
Maximum: 10.100
Weighted Average: 7.024

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
45.01 - 50.00	2	366,243.69	0.32	356	6.875	549	46.68
50.01 - 55.00	5	643,371.08	0.56	356	7.770	569	52.72
55.01 - 60.00	7	1,383,117.94	1.19	347	7.649	555	58.15
60.01 - 65.00	12	1,760,274.18	1.52	355	7.382	563	63.32
65.01 - 70.00	34	6,927,173.08	5.98	354	7.087	601	69.15
70.01 - 75.00	64	15,064,227.81	13.00	355	6.897	614	73.94
75.01 - 80.00	233	60,843,712.78	52.51	355	6.965	643	79.66
80.01 - 85.00	68	16,341,187.07	14.10	353	7.078	640	84.41
85.01 - 90.00	39	9,830,109.68	8.48	355	7.111	651	89.69
90.01 - 95.00	9	1,785,957.56	1.54	355	7.306	640	94.75
95.01 - 100.00	7	932,618.59	0.80	356	8.049	682	100.00
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
500 - 519	2	265,933.72	0.23	356	8.221	505	77.61
520 - 539	13	2,253,535.28	1.94	356	7.511	535	67.29
540 - 559	20	3,714,946.46	3.21	356	7.640	551	64.34
560 - 579	39	8,224,457.98	7.10	354	6.889	570	76.30
580 - 599	64	15,687,931.35	13.54	355	6.910	590	77.96
600 - 619	76	17,968,928.28	15.51	355	6.967	611	79.46
620 - 639	80	18,763,584.12	16.19	355	7.021	628	81.44
640 - 659	72	17,331,305.63	14.96	354	7.126	649	81.39
660 - 679	36	9,753,895.62	8.42	354	7.087	669	81.04
680 - 699	32	9,232,545.93	7.97	356	7.024	688	80.73
700 - 719	19	4,925,972.28	4.25	356	6.774	711	82.20
720 - 739	11	2,878,399.78	2.48	356	6.704	730	83.01
740 - 759	9	2,501,396.09	2.16	356	7.020	744	82.43
760 - 779	5	1,698,928.57	1.47	356	6.896	770	79.55
780 - 799	2	676,232.37	0.58	356	7.478	783	83.97
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

Minimum: 503
Maximum: 785
Weighted Average: 634

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
<= 20.00	11	2,199,389.09	1.90	356	7.378	640	78.43
20.01 - 25.00	15	2,625,900.80	2.27	355	7.175	627	83.40
25.01 - 30.00	39	8,041,667.69	6.94	353	7.127	640	79.99
30.01 - 35.00	45	10,152,084.81	8.76	352	6.983	639	80.29
35.01 - 40.00	83	18,847,580.35	16.27	355	6.895	633	79.66
40.01 - 45.00	123	29,781,282.15	25.70	355	7.063	630	78.35
45.01 - 50.00	143	38,933,576.19	33.60	355	7.022	637	79.37
50.01 - 55.00	21	5,296,512.38	4.57	356	6.982	627	81.46
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

Non-Zero Minimum: 10.62
Maximum: 54.63
Weighted Average: 41.14

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
California	184	58,657,789.47	50.62	355	6.790	638	79.09
Illinois	62	12,985,278.78	11.21	355	7.203	632	80.55
Florida	41	7,391,659.74	6.38	355	7.030	627	76.83
Maryland	28	6,786,123.20	5.86	356	7.270	636	80.47
Virginia	27	5,725,397.47	4.94	354	7.427	620	79.06
Massachusetts	13	2,830,553.95	2.44	345	7.319	605	77.26
Arizona	14	2,550,912.84	2.20	356	7.140	616	77.82
New Jersey	11	2,512,774.15	2.17	356	7.583	633	79.56
New York	9	2,316,834.08	2.00	355	6.874	634	81.32
Michigan	11	1,685,801.10	1.45	356	7.392	684	81.88
Nevada	6	1,525,567.84	1.32	356	7.161	647	79.70
Georgia	7	969,466.55	0.84	341	7.628	657	81.40
Connecticut	6	885,345.86	0.76	356	7.765	625	82.90
Oregon	5	867,205.35	0.75	355	7.023	622	86.31
Ohio	8	861,189.89	0.74	356	7.817	630	85.77
Minnesota	6	850,089.39	0.73	356	7.060	642	79.49
Indiana	8	800,326.94	0.69	356	7.520	623	83.42
Pennsylvania	6	690,997.21	0.60	355	7.282	623	72.78
Wisconsin	4	615,782.25	0.53	356	7.772	641	84.33
South Carolina	3	551,771.30	0.48	356	7.735	628	84.99
Rhode Island	2	519,641.69	0.45	355	6.483	644	75.59
Delaware	2	429,243.98	0.37	356	7.332	611	81.48
Colorado	2	397,082.00	0.34	356	7.128	628	84.86
Washington	2	387,111.90	0.33	356	6.687	677	89.77
Texas	4	346,404.42	0.30	326	7.555	619	76.06
New Hampshire	1	344,720.00	0.30	356	7.490	649	80.00
Hawaii	1	309,651.33	0.27	354	6.100	564	68.46
Montana	1	224,367.38	0.19	355	7.890	589	79.00
North Carolina	1	210,140.23	0.18	356	8.100	675	100.00
Tennessee	1	183,084.62	0.16	355	8.940	628	90.00
Washington DC	1	159,519.59	0.14	356	7.490	563	48.19
Iowa	1	115,589.21	0.10	356	6.650	684	80.00
West Virginia	1	105,809.64	0.09	356	9.990	558	70.67
Kentucky	1	84,760.11	0.07	356	7.800	682	85.00
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

Number of States Represented: 34

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Primary Home	439	108,236,554.34	93.41	355	6.975	633	79.51
Investor Property	37	6,998,109.64	6.04	355	7.710	655	78.25
Vacation Home	4	643,329.48	0.56	356	7.874	605	82.66
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Full Documentation	284	63,563,926.90	54.85	355	6.840	622	79.72
Stated Documentation	196	52,314,066.56	45.15	355	7.248	649	79.11
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Refinance - Cash Out	314	73,277,584.03	63.24	354	7.034	620	78.60
Purchase	136	36,762,414.47	31.73	356	7.002	665	80.80
Refinance - Rate/Term	30	5,837,994.96	5.04	356	7.038	628	81.52
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	64	19,267,937.75	16.63	355	7.091	635	80.24
PAG I	237	57,694,813.69	49.79	355	6.985	662	81.33
PAG II	76	17,262,754.17	14.90	355	6.999	612	77.15
PAG III	73	16,246,954.47	14.02	354	6.919	584	78.10
PAG IV	26	4,690,387.26	4.05	356	7.628	558	67.64
PAG V	4	715,146.12	0.62	356	7.439	571	69.64
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Single Family	375	89,385,991.44	77.14	355	6.958	631	79.44
PUD	47	11,689,515.98	10.09	355	7.213	636	79.51
Two-Four Family	33	9,277,587.83	8.01	355	7.257	643	78.35
Condominium	20	4,476,804.85	3.86	349	7.301	663	82.46
Manufactured Housing	4	943,351.09	0.81	356	7.173	696	77.72
Townhouse/Rowhouse	1	104,742.27	0.09	356	8.490	594	64.81
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	158	32,630,383.26	28.16	354	7.325	635	80.13
6	1	344,191.97	0.30	356	6.490	571	77.58
12	38	11,497,569.16	9.92	355	6.939	658	79.18
24	208	53,707,574.93	46.35	356	6.956	629	79.45
36	75	17,698,274.14	15.27	355	6.742	635	78.40
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
12.000 - 12.499	1	292,299.01	0.31	354	5.490	639	90.00
12.500 - 12.999	6	1,780,790.39	1.89	355	5.805	678	82.77
13.000 - 13.499	55	16,002,955.53	16.97	355	6.304	626	79.70
13.500 - 13.999	125	34,744,662.66	36.85	356	6.754	644	79.72
14.000 - 14.499	81	20,638,823.07	21.89	356	7.247	634	80.52
14.500 - 14.999	62	12,740,986.70	13.51	356	7.753	627	78.47
15.000 - 15.499	28	5,170,891.54	5.48	356	8.198	629	80.06
15.500 - 15.999	16	2,648,199.31	2.81	356	8.844	610	81.42
16.500 - 16.999	3	262,977.29	0.28	356	9.795	580	76.65
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
5.000 - 5.499	1	292,299.01	0.31	354	5.490	639	90.00
5.500 - 5.999	6	1,780,790.39	1.89	355	5.805	678	82.77
6.000 - 6.499	57	16,527,083.39	17.53	355	6.317	627	79.71
6.500 - 6.999	123	34,220,534.80	36.30	356	6.754	644	79.72
7.000 - 7.499	80	20,504,686.79	21.75	356	7.247	635	80.53
7.500 - 7.999	63	12,875,122.98	13.66	356	7.748	626	78.49
8.000 - 8.499	28	5,170,891.54	5.48	356	8.198	629	80.06
8.500 - 8.999	16	2,648,199.31	2.81	356	8.844	610	81.42
9.500 - 9.999	3	262,977.29	0.28	356	9.795	580	76.65
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
3.500 - 3.749	1	241,795.63	0.26	356	6.740	650	80.00
3.750 - 3.999	7	1,554,789.93	1.65	356	7.268	647	80.07
4.000 - 4.249	3	833,247.97	0.88	355	6.479	592	80.43
4.250 - 4.499	6	1,555,156.43	1.65	354	7.192	633	81.53
5.250 - 5.499	47	11,823,038.92	12.54	356	6.972	663	81.20
5.500 - 5.749	8	1,467,401.76	1.56	356	7.383	614	80.22
5.750 - 5.999	293	74,050,072.22	78.54	356	7.045	633	79.70
6.500 - 6.749	1	457,519.06	0.49	354	6.600	613	84.40
6.750 - 6.999	11	2,299,563.58	2.44	355	7.277	594	76.00
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

Minimum: 3.710
Maximum: 6.990
Weighted Average: 5.831

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2006-04	1	306,110.54	0.32	355	7.790	653	80.00
2006-10	2	502,617.84	0.53	355	6.597	640	80.00
2006-11	6	1,400,982.51	1.49	356	7.081	612	79.32
2007-07	1	106,997.37	0.11	352	7.340	573	94.69
2007-08	3	698,513.82	0.74	353	6.847	664	87.12
2007-09	20	6,622,870.56	7.02	354	6.441	621	82.54
2007-10	68	17,837,882.70	18.92	355	6.994	623	79.93
2007-11	260	62,586,961.75	66.38	356	7.124	640	79.28
2008-09	7	1,634,204.31	1.73	354	6.927	617	80.95
2008-10	3	1,193,000.00	1.27	355	6.874	620	83.48
2008-11	5	1,161,111.73	1.23	356	7.518	657	83.26
2010-11	1	231,332.37	0.25	356	6.640	717	90.00
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
2.000	152	44,135,027.06	46.81	356	6.852	643	81.33
3.000	225	50,147,558.44	53.19	356	7.215	628	78.60
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

Minimum: 2.000
Maximum: 3.000
Weighted Average: 2.532

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
1.500	10	2,552,436.65	2.71	356	6.986	637	79.63
2.000	367	91,730,148.85	97.29	356	7.047	635	79.88
Total:	377	94,282,585.50	100.00	356	7.045	635	79.87

Minimum: 1.500
Maximum: 2.000
Weighted Average: 1.986

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
0	304	65,123,123.49	56.20	354	7.167	626	78.10
24	7	1,671,144.68	1.44	356	7.058	617	78.71
36	9	2,721,750.91	2.35	356	6.842	649	81.15
60	160	46,361,974.38	40.01	355	6.833	646	81.26
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)
Encore Credit	480	115,877,993.46	100.00	355	7.024	634	79.45
Total:	480	115,877,993.46	100.00	355	7.024	634	79.45

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.